UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

PEN INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1598792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Brickell Avenue, Suite 1550, Miami Florida 33131

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

At the request of the Board of directors, we initiated a competitive process to select an independent accounting firm. The results of that process were reviewed with the Board on December 5, 2018, and the Audit Committee was empowered to make the final selection. On December 7, 2018 the Audit Committee approved the engagement of Tama Budaj Raab. On that day we informed Salberg & Company, P.A. (“Salberg & Co”) that it was being dismissed as our independent, registered public accounting firm.

The reports of Salberg & Co on our consolidated financial statements for the two most recent fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainly, audit scope or accounting principles except that Salberg & Co’s reports for both years included a paragraph indicating there was substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years referred to above and during the subsequent interim reporting periods through December 7, 2018, there were (1) no disagreements with Salberg & Co on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Salberg & Co would have caused Salberg & Co to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 301(a)(1)(v) of Regulation S-K.

We provided Salberg & Co with a copy of this Current Report on Form 8-K prior to its filing with the Securities Exchange Commission and requested that Salberg & Co furnish us with a letter addressed to the Commission stating whether Salberg & Co agrees with the above statements. The letter from Salberg & Co is filed as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm

As set forth above, on December 7, 2018, the audit Committee approved the engagement of Tama Budaj Raab as our new independent registered public accounting firm.

During our two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim reporting periods through December 7, 2018, neither we nor anyone acting on our behalf has consulted Tama Budaj Raab with respect to (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided by us nor oral advice was provided to us that Tama Budaj Raab concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation SK and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation SK).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter dated December 10, 2018 from Salberg & Co addressed to the Securities Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEN Inc.

Date: December 13, 2018	By:	/s/ Jeanne M Rickert
Secretary